UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      September 12, 2013

Xtreme Oil and Gas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53892	20-8295316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 W. Plano Parkway, Suite 3600, Plano TX 75093

(Address of Principal Executive Offices)

 (214) 432-8002

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modification to Rights of Security Holders.

Item 5.01 Changes in Control of Registrant.

On September 6, 2013, Willard G. McAndrew, III resigned as a director, officer, and employee of the Registrant. Mr. McAndrew is the sole holder of the Registrant’s Nontransferrable Preferred Stock, and the aggregate number of votes to which the Nontransferable Preferred Stock is entitled to vote is equal to the number of shares of Common Stock or Common Stock equivalent of the Corporation issued and outstanding at the time of such vote multiplied by 1.1. Accordingly, the holder of such shares has voting control of the Registrant.

However, if the holder of Nontransferable Preferred Stock voluntarily ceases to become an employee of the Company, all such shares then held by such person shall be deemed, without further act on the part of any person, cancelled, and stock certificates formerly representing such shares of Nontransferable Preferred Stock shall thereupon and thereafter be deemed to be cancelled and returned to the Corporation. Accordingly, Mr. McAndrew no longer has control of the voting stock of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013

Xtreme Oil & Gas, Inc.

/s/ Nicholas DeVito

Nicholas DeVito, Chief Executive Officer

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